 As filed with the Securities and Exchange Commission on December 26, 1995.

                                                     Registration No. 33-
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             DELTA AIR LINES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Delaware                                     58-0218548
  -------------------------------           ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                  Hartsfield Atlanta International Airport
                           Atlanta, Georgia 30320
                --------------------------------------------
                        (Address, including zip code,
                of registrant's principal executive offices)


          DELTA AIR LINES, INC. NON-EMPLOYEE DIRECTORS' STOCK PLAN
          --------------------------------------------------------
                          (Full title of the plan)

                              Robert S. Harkey
             Senior Vice President - General Counsel & Secretary
                            Delta Air Lines, Inc.
                  Hartsfield Atlanta International Airport
                           Atlanta, Georgia 30320
                               (404) 715-2387
            ----------------------------------------------------
              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

                   ---------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 Proposed           Proposed
 Title of                                                        maximum            maximum
 securities                       Amount                         offering           aggregate            Amount of
 to be                            to be                          price per          offering             registration
 registered                       registered (1)                 share(2)           price(2)             fee
---------------------------------------------------------------------------------------------------------------------
 Common Stock                     250,000 shares                 $75.00             $18,750,000          $6,465.52
 Rights (3)                              --                        --                  --                   --
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended ("Securities Act"), on the basis of the high and low prices of Common Stock of Delta Air Lines, Inc. on December 22, 1995.

(2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of shares of Common Stock which may become issuable pursuant to the Non-employee Directors' Stock Plan by reason of applicable anti-dilution provisions.

(3) Each share of Common Stock includes one preferred stock purchase right ("Right") to be issued pursuant to the terms and conditions of the Rights Agreement dated as of October 23, 1986, as amended, between Registrant and First Chicago Trust Company of New York, as successor Rights Agent to NationsBank of Georgia, N.A., which when exerciseable would entitle its registered holder to purchase one one-hundredth of a share ("Unit") of Series A Junior Participating Preferred Stock of Registrant at an exercise price of $200 per Unit, subject to adjustment in certain circumstances. The Rights will expire at the close of business on November 4, 1996, unless redeemed earlier by Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Delta Air Lines, Inc. Non-employee Directors' Stock Plan ("Plan") as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Annual Report of Delta Air Lines, Inc. (the "Company" or "Delta") on Form 10-K for the fiscal year ended June 30, 1995, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and the Company's Current Report on Form 8-K dated December 20, 1995 filed pursuant to Section
13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "Description of Capital Stock" contained in the Company's Form S-3 Registration Statement (File No. 33-62048), are hereby incorporated by reference into this Registration Statement.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock and the Rights attached thereto has been passed upon for Registrant by Robert S. Harkey, Esq., Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, Senior Vice President - General Counsel & Secretary of Registrant. At September 30, 1995, Mr. Harkey beneficially owned 7,565 shares of Common Stock; had options to purchase 92,200 shares of Common Stock under Registrant's stock option plan; and beneficially owned 49 shares of Series B ESOP Convertible Preferred Stock of Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of the Certificate of Incorporation of Delta provides that no director shall be personally liable to Delta or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Article Tenth of Delta's Certificate of Incorporation provides that Delta shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which he shall be involved by reason of that fact that he is or was serving as a director, officer or employee of Delta, or, that, at the request of Delta, he is or was serving another corporation or enterprise in any capacity.

         Delta has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    4.1          Delta's Certificate of Incorporation (Filed as Exhibit 3 to Delta's Current Report on Form 8-K dated
                 November 17, 1993).*

    4.2          Delta's By-Laws (Filed as Exhibit 3 to Delta's Current Report on Form 8-K dated November 17, 1993).*

    4.3          Rights Agreement dated as of October 23, 1986, and Amendment No. 1 thereto dated as of June 19, 1992, between Delta and NationsBank of Georgia, N.A. (Filed as Exhibit 1 to Delta's Current Report on Form 8-
                 K dated November 4, 1986, and Exhibit 4-I to Amendment No. 2 to Delta's Registration Statement on Form
                 S-3 (Registration No. 33-48136)).*

    4.4          Resignation, Transfer and Acceptance Agreement dated November 30, 1992, among NationsBank of Georgia,
                 N.A., First Chicago Trust Company of New York, and Delta (Filed as Exhibit 4-G to Amendment No. 1 to
                 Delta's Registration Statement on Form S-3 (Registration No. 33-62048)).*

    4.5          Delta Air Lines, Inc. Non-employee Directors' Stock Plan.

     5           Opinion of Robert S. Harkey, Esq., regarding legality of shares being registered.

    15           Arthur Andersen LLP letter re unaudited financial information.

   23(a)         Consent of Robert S. Harkey, Esq. (included in Exhibit 5).

   23(b)         Consent of Arthur Andersen LLP, Independent Public Accountants.

   24            Power of Attorney (included on page 6).

--------------------------------

* Incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 22nd day of December, 1995.

                             DELTA AIR LINES, INC.


                             By:   /s/ Ronald W. Allen
                                 ----------------------------------------
                                 Ronald W. Allen
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                                   /s/ Thomas J. Roeck, Jr.
                                 ----------------------------------------
                                 Thomas J. Roeck, Jr.
                                 Senior Vice President-Finance and
                                 Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Allen, Harry C. Alger and Thomas J. Roeck, Jr., and each of them separately, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, in any and all capacities, to sign on his or her behalf (1) one or more registration statements to be filed by Delta Air Lines, Inc. ("Delta") on Form S-8 or other appropriate form, or any amendment or supplement thereto, for the registration under the Securities Act of 1933, as amended, of Common Stock of Delta in connection with the Delta Air Lines, Inc. Non-employee Directors' Stock Plan, (2) any application for registration or qualification (or exemption therefrom) of such securities under the Blue Sky or other federal or state securities laws and regulations, and (3) any other document or instrument deemed necessary or appropriate by any of them in connection with such application for registration or qualification (or exemption therefrom); and to file any such registration statement, amendment, supplement, application, or other document or instrument with the Securities and Exchange Commission or other appropriate agency pursuant to applicable federal and state securities laws and regulations.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of December, 1995, by the following persons in the capacities indicated.

SIGNATURE                                TITLE

/s/ Edwin L. Artzt                       Director
--------------------------
Edwin L. Artzt

SIGNATURE                                                   TITLE
---------                                                   -----
    /s/ Henry A. Biedenharn, III                            Director
------------------------------------------------
Henry A. Biedenharn, III

    /s/ James L. Broadhead                                  Director
------------------------------------------------
James L. Broadhead

                                                            Director
------------------------------------------------
Edward H. Budd

    /s/ George D. Busbee                                    Director
------------------------------------------------
George D. Busbee

    /s/ R. Eugene Cartledge                                 Director
------------------------------------------------
R. Eugene Cartledge

    /s/ Mary Johnston Evans                                 Director
------------------------------------------------
Mary Johnston Evans

    /s/ Gerald Grinstein                                    Director
------------------------------------------------
Gerald Grinstein

                                                            Director
------------------------------------------------
Jesse Hill, Jr.

    /s/ Peter D. Sutherland                                 Director
------------------------------------------------
Peter D. Sutherland

    /s/ Andrew J. Young                                     Director
------------------------------------------------
Andrew J. Young

                                 EXHIBIT INDEX


      Exhibit No.        Description                                                                    Page
      -----------        -----------                                                                    ----
          4.1            Delta's Certificate of Incorporation (Filed as Exhibit 3 to Delta's
                         Current Report on Form 8-K dated November 17, 1993).*

          4.2            Delta's By-Laws (Filed as Exhibit 3 to Delta's Current Report on Form
                         8-K dated November 17, 1993).*


          4.3            Rights Agreement dated as of October 23, 1986, and Amendment No. 1 thereto dated as of June 19, 1992, between Delta and NationsBank of
                         Georgia, N.A. (Filed as Exhibit 1 to Delta's Current Report on Form
                         8-K dated November 4, 1986, and Exhibit 4-I to Amendment No. 2 to
                         Delta's Registration Statement on Form S-3 (Registration No. 33-
                         48136)).*

          4.4            Resignation, Transfer and Acceptance Agreement dated November 30,
                         1992, among NationsBank of Georgia, N.A., First Chicago Trust Company
                         of New York, and Delta (Filed as Exhibit 4-G to Amendment No. 1 to
                         Delta's Registration Statement on Form S-3 (Registration No. 33-
                         62048)).*


          4.5            Delta Air Lines, Inc. Non-employee Directors' Stock Plan.                        9

           5             Opinion of Robert S. Harkey, Esq., regarding legality of shares being           12
                         registered.

          15             Arthur Andersen LLP letter re unaudited financial information.                  14



         23(a)           Consent of Robert S. Harkey, Esq. (included in Exhibit 5).                      12


         23(b)           Consent of Arthur Andersen LLP, Independent Public Accountants.                 15



          24             Power of Attorney (included on page 6).                                          6


----------------------------

*Incorporated herein by reference.